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                                                                     Exhibit 5.1

[KPMG GRAPHIC OMITTED]


            KPMG LLP

            Suite 900 - 777 Dunsmuir Street              Telephone 604-691-3000
            PO Box 10426 Pacific Centre                  Telefax 604-691-3031
            Vancouver BC V7Y 1K3                         www.kpmg.ca
            Canada

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Intrawest Corporation

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Form F-10 Registration Statement.

(signed)  KPMG LLP

Chartered Accountants
Vancouver, Canada
November 6, 2002





                     KPMG LLP, a Canadian owned limited liability partnership
[GRAPHIC]            established under the laws of Ontario, is a member firm of
                     KPMG International, a Swiss association.